UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, 21st Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 22, 2015, Actinium Pharmaceuticals, Inc. (“Actinium”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 42,017,449 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 27,846,802 shares, or approximately 66.3% of the eligible common stock, were present either in person or by proxy.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and the director nominees were elected. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for the term described below for each director or until their respective successors are elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Sandesh Seth (Class II, 36 month term)	11,791,669	3,103,466	5,977,906	6,973,761
Sergio Traversa (Class II, 36 month term)	11,966,444	2,729,107	6,177,490	6,973,761

Proposal 2: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

For:	20,024,259
Against:	1,438,021
Abstained:	6,384,522

Proposal 3: An amendment to the Company’s 2013 Amended and Restated Stock Plan to increase the number of shares authorized to issue under the plan by 3.5 million shares was approved.

For:	15,162,233
Against:	5,201,855
Abstained:	508,953
Broker Non-Votes:	6,973,761

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2015, Actinium entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Memorial Sloan Cancer Center (“MSKCC”). Under the terms of the Investor Rights Agreement, MSKCC has agreed to forebear from transferring or otherwise disposing of its approximately 5.7 million Actinium shares (other than pursuant to a piggyback registration as described below) until the start of the Actimab-A Phase 2 clinical study (but, in no event until later than March 31, 2016). Thereafter MSKCC shall be permitted to sell its shares subject to a weekly volume limitation of 150,000 shares (which limit may be increased to up to 250,000 shares per week to the extent any prior weekly allotments were not fully used) and applicable law so long as MSKCC maintains at least 25% of its current shareholding in Actinium through December 31, 2016. Actinium has granted MSKCC piggyback registration rights that would be triggered in the event Actinium were to engage in a public registered offering of its shares for its own account where other shareholders are participating as selling shareholders or where such public registered offering is for the account of other selling shareholders. In addition, following December 31, 2016, Actinium has granted MSKCC unlimited Form S-3 registration rights with respect to its shares.

A copy of the Investor Rights Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the entry into the Investor Rights Agreement is attached as Exhibit 99.1 and is incorporated herein by reference. The above description is only a summary of the terms of Investor Rights Agreement, and does not purport to be complete description of such document, and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Investor Rights Agreement, dated December 21, 2015, by and between Actinium Pharmaceuticals, Inc. and Memorial Sloan Kettering Cancer Center.

99.1	Press Release dated December 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2015	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
	Name:	Kaushik J. Dave
	Title:	Chief Executive Officer

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